                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------


Check the appropriate box:


/ / Preliminary Proxy Statement

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          Thermo Electron Corporation

                (Name of Registrant as Specified In Its Charter)


                              Carl F. Barnes, Esq.

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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


[LOGO]



                                                                  April 15, 1994



Dear Stockholder:



     You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Thermo Electron Corporation. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.



     Our Annual Report for the year ended January 1, 1994 is enclosed. I hope you will read it carefully. Please feel free to forward any questions you may have if you are unable to attend the meeting.



     At the meeting, in addition to electing three directors, your Board of Directors is asking Stockholders to approve an amendment to the Corporation's Restated Certificate of Incorporation to increase the authorized voting common stock and an amendment to the Corporation's Equity Incentive Plan to increase the number of shares available for issuance under the plan. These proposals are described more fully in the accompanying proxy statement which you are urged to read thoroughly.



     For the reasons set forth in the proxy statement, your Board of Directors recommends a vote "FOR" each of the proposals.



     It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided, at your earliest convenience.



                                            Yours very truly,



                                            GEORGE N. HATSOPOULOS


                                            Chairman and President



                            YOUR VOTE IS IMPORTANT.

                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

[LOGO]



                                                                  April 15, 1994


To the Holders of the Common Stock of
  THERMO ELECTRON CORPORATION

                            NOTICE OF ANNUAL MEETING

     The 1994 Annual Meeting of the Stockholders (the "Meeting") of Thermo Electron Corporation ("Thermo Electron" or the "Corporation") will be held on Tuesday, May 24, 1994, at 5:30 p.m. at the Hyatt Regency Hotel, Hilton Head, South Carolina. The purposes of the Meeting are to consider and take action upon the following matters:

          1. Election of three directors, comprising the class of directors to be elected for a three-year term expiring in 1997.

          2. A proposal recommended by the Board of Directors to amend the Corporation's Restated Certificate of Incorporation to increase the Corporation's authorized voting common stock, $1.00 par value per share, from 100,000,000 to 175,000,000 shares.

          3. A proposal recommended by the Board of Directors to amend the Corporation's Equity Incentive Plan in order to increase by 2,000,000 shares the number of shares of common stock available for issuance under the plan and to limit the potential size of awards to any recipient in a year in compliance with Section 162(m) of the Internal Revenue Code.

          4. Such other business as may properly be brought before the Meeting and any adjournment thereof.

     The transfer books of the Corporation will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to notice of and vote at the Meeting is March 28, 1994.

     The By-Laws require that the holders of a majority of the common stock issued and outstanding and entitled to vote be present or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your shares are represented at the Meeting regardless of the number of shares you may hold. Enclosed is a Proxy authorizing three officers of the Corporation to vote your shares as you instruct. Whether or not you are able to be present in person, please sign the enclosed Proxy and return it promptly to our transfer agent, Bank of Boston, in the accompanying envelope, which requires no postage if mailed in the United States.



     This Notice, the Proxy and the Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.



                                                     SANDRA L. LAMBERT
                                                         Secretary

                                PROXY STATEMENT


     The enclosed Proxy is solicited by the Board of Directors of Thermo Electron Corporation ("Thermo Electron" or the "Corporation") for use at the 1994 Annual Meeting of the Stockholders (the "Meeting") to be held on Tuesday, May 24, 1994, at 5:30 p.m. at the Hyatt Regency Hotel, Hilton Head, South Carolina, and any adjournment thereof. The mailing address of the executive office of the Corporation is 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046. This Proxy Statement and the enclosed Proxy were first furnished to Stockholders of the Corporation on or about April 15, 1994.


                               VOTING PROCEDURES


     The Board of Directors intends to present to the Meeting the election of three Directors comprising the class of Directors to be elected for a three-year term expiring in 1997, as well as two other matters: a proposal to increase the Corporation's authorized common stock, par value $1.00 per share ("Common Stock"), to 175,000,000 shares from 100,000,000 shares and a proposal to amend the Corporation's Equity Incentive Plan to increase by 2,000,000 shares the number of shares of Common Stock available for issuance under the plan and to limit the potential size of awards to a recipient in a year in compliance with
Section 162(m) of the Internal Revenue Code.



     The representation in person or by proxy of a majority of the outstanding shares entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted toward establishing a quorum for the Meeting, regardless of how the shares are voted. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied.



     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for Director, for the management proposals, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the Meeting.



     A plurality of the votes of the shares present and entitled to vote is required to approve the election of Directors. The affirmative vote of the holders of two-thirds of the Corporation's outstanding Common Stock is required to increase the authorized Common Stock of the Corporation, as such proposal requires an amendment to the Corporation's Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares present and entitled to vote is required to approve the proposal to increase the number of shares available for issuance under the Corporation's Equity Incentive Plan. Abstentions will be treated as shares present and entitled to vote on the management proposals, and for purposes of determining the outcome of the vote have the same effect as a vote against the proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on the proposal to increase the authorized Common Stock will have the effect of a vote against the proposal, but will have no effect on the outcome of the election of Directors or the outcome of the vote to adopt the proposal to increase the number of shares available for issuance under the Corporation's Equity Incentive Plan.



     A Stockholder who returns a proxy may revoke the proxy at any time before the Stockholder's shares are voted at the Meeting by written notice to the Secretary of the Corporation received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting.



     The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of March 28, 1994, consisted of 48,032,550 shares of Common Stock. Only Stockholders of record at the close of business on March 28, 1994, are entitled to vote at the Meeting. Each share is entitled to one vote.

                                -- PROPOSAL 1 --

                             ELECTION OF DIRECTORS

     Three Directors are to be elected at the Meeting, and Dr. John M. Albertine, Mr. Peter O. Crisp and Mr. Roger D. Wellington are listed below as nominees for the three-year term expiring at the 1997 Annual Meeting of the Stockholders.

     For purposes of this Meeting, the Board of Directors has fixed the number of Directors at ten, divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term at successive Annual Meetings of the Stockholders. In all cases, Directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal.

NOMINEES AND INCUMBENT DIRECTORS

     Set forth below are the names of the persons nominated as Directors and Directors whose terms do not expire this year, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as Directors, the names of other publicly traded corporations in which such persons hold directorships and certain other information. Information regarding the Directors' beneficial ownership of Common Stock of the Corporation and of the common stock of certain subsidiaries of the Corporation is reported under the caption "Stock Ownership." All of the nominees are currently Directors of the Corporation.

- --------------------------------------------------------------------------------

         NOMINEES FOR DIRECTOR WHOSE TERM OF OFFICE WILL EXPIRE IN 1997

- --------------------------------------------------------------------------------


     John M. Albertine         Dr. Albertine, 49, has been a Director of the
                               Corporation since 1986. Dr. Albertine serves as
                               Chairman of the Board and Chief Executive Officer of Albertine Enterprises, Inc., an economic and public policy consulting firm he founded in 1990.
                               Dr. Albertine is also a director of American
                               Precision Industries, Inc. and Bolt, Beranek &
                               Newman, Inc. Dr. Albertine served as Vice
                               Chairman of Farley, Inc., principally a textile and apparel manufacturer, from 1986 until 1990, Vice Chairman of Fruit of the Loom, Inc. from
                               1987 to 1990, and Vice Chairman of Valley
                               Fashions Corp. (formerly West Point Acquisition
                               Corp.) and its subsidiary, West Point-Pepperell
                               Inc., from 1989 to 1990. In July 1991, an involuntary petition was filed against Farley, Inc. under Chapter 7 of the federal bankruptcy laws. In September 1991, Farley, Inc. converted the Chapter 7 proceeding into a Chapter 11 reorganization and a plan of reorganization was confirmed in December 1992. In March 1992, Valley
                               Fashions Corp. filed a petition under Chapter 11 to effect a "pre-packaged" bankruptcy reorganization. In September 1992, Valley
                               Fashions' plan of reorganization was confirmed by the bankruptcy court.

- --------------------------------------------------------------------------------

     Peter O. Crisp            Mr. Crisp, 61, has been a Director of the
                               Corporation since 1974. Mr. Crisp has been a
                               General Partner of Venrock Associates, a venture
                               capital firm, for more than five years. Mr. Crisp
                               is also a director of American Superconductor
                               Corporation, Apple Computer, Inc., Evans &
                               Sutherland Computer Corporation, Long Island
                               Lighting Company, Thermedics Inc., Thermo Power
                               Corporation, ThermoTrex Corporation and United
                               States Trust Corporation.
- --------------------------------------------------------------------------------

     Roger D. Wellington       Mr. Wellington, 67, has been a Director of the
                               Corporation since 1986. Mr. Wellington serves as
                               President and Chief Executive Officer of
                               Wellington Consultants, Inc. and of Wellington
                               Associates, international business consulting firms he founded in 1994 and 1989, respectively.
                               Prior to 1989, Mr. Wellington served as Chairman of the Board of Augat Inc., a manufacturer of electromechanical components, for more than five years. Prior to February 1988, he also held the positions of President and Chief Executive
                               Officer of Augat Inc. Mr. Wellington is also a director of Bolt, Beranek & Newman, Inc.

- --------------------------------------------------------------------------------


          INCUMBENT DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 1996


- --------------------------------------------------------------------------------


     George N. Hatsopoulos     Dr. Hatsopoulos, 67, is the Chairman of the
                               Board, President and Chief Executive Officer of the Corporation. He has served as a Director since he founded the Corporation in 1956. Dr.
                               Hatsopoulos is also a director of Bolt, Beranek &
                               Newman, Inc., Thermedics Inc., Thermo Fibertek
                               Inc., Thermo Instrument Systems Inc., Thermo
                               Power Corporation, Thermo Process Systems Inc.
                               and ThermoTrex Corporation. Dr. Hatsopoulos is the brother of Mr. John N. Hatsopoulos, an Executive Vice President and the Chief Financial
                               Officer of the Corporation.

- --------------------------------------------------------------------------------


     Robert A. McCabe          Mr. McCabe, 59, has been a Director of the
                               Corporation since 1962. He has served as President of Pilot Capital Corporation, which is engaged in private investments and provides acquisition services, since 1987. Prior to that time, Mr. McCabe was a Managing Director of Shearson Lehman Brothers Inc., an investment banking firm. Mr. McCabe is also a director of Borg-Warner Security Corporation, Church & Dwight
                               Company, Morrison-Knudsen Corporation, Neutrogena
                               Corporation and Thermo Instrument Systems Inc.

- --------------------------------------------------------------------------------


     Hutham S. Olayan          Ms. Olayan, 40, has been a Director of the
                               Corporation since 1987. She has served as President and a director of Competrol Real Estate
                               Limited, a member of the Olayan Group engaged in private real estate investments, since 1986. Ms.
                               Olayan also served as President and a director of Crescent Diversified Limited, another member of the Olayan Group engaged in private investments, from 1985 until 1994.

- --------------------------------------------------------------------------------

          INCUMBENT DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 1995

- --------------------------------------------------------------------------------


     Elias P. Gyftopoulos      Dr. Gyftopoulos, 66, has been a Director of the
                               Corporation since 1976. Dr. Gyftopoulos has been the Ford Professor of Mechanical and Nuclear
                               Engineering at the Massachusetts Institute of Technology for more than five years. Dr.
                               Gyftopoulos is also a director of Thermo
                               Instrument Systems Inc.

- --------------------------------------------------------------------------------

     Frank Jungers             Mr. Jungers, 67, has been a Director of the
                               Corporation since 1978. Mr. Jungers has been a
                               consultant on business and energy matters since
                               1977. Mr. Jungers was Vice Chairman of Riedel
                               Environmental Technologies, Inc. from July 1989
                               to October 1991 and was President of that company
                               from January 1989 until July 1989. Mr. Jungers
                               was employed by the Arabian American Oil Company
                               from 1974 through 1977 as Chairman and Chief
                               Executive Officer. Mr. Jungers is also a director
                               of The AES Corporation, Dual Drilling Company,
                               Georgia-Pacific Corporation, Star Technologies
                               Inc. and Thermo Instrument Systems Inc.
- --------------------------------------------------------------------------------

     Frank E. Morris           Dr. Morris, 70, has been a Director of the
                               Corporation since 1989. Dr. Morris is currently
                               the Peter Drucker Professor of Management at
                               Boston College. Dr. Morris served as President of
                               the Federal Reserve Bank of Boston from 1968
                               until he retired in 1988. Dr. Morris is a trustee
                               of SEI Liquid Asset Trust, SEI Cash + Plus Trust,
                               SEI Tax Exempt Trust, SEI Index Funds, SEI
                               International Trust, SEI Institutional Managed
                               Trust, The Capitol Mutual Funds, FFB Lexicon
                               Funds and The Arbor Fund.
- --------------------------------------------------------------------------------

     Donald E. Noble           Mr. Noble, 79, has been a Director of the
                               Corporation since 1983. For more than 20 years,
                               from 1959 to 1980, Mr. Noble served as the chief
                               executive officer of Rubbermaid, Incorporated,
                               first with the title of President and then as
                               Chairman of the Board. Mr. Noble is also a
                               director of Thermo Fibertek Inc., Thermo Power
                               Corporation and Thermo Process Systems Inc.
- --------------------------------------------------------------------------------

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS


     The Board of Directors has established an Executive Committee, an Audit Committee and a Human Resources Committee. The present members of the Executive Committee are Dr. Hatsopoulos (Chairman), Mr. Crisp, Mr. Jungers and Mr. Noble. The Executive Committee is empowered to act when it is impractical to call a meeting of the entire Board of Directors and with certain exceptions has the powers of the Board of Directors. The Audit Committee consists solely of non-management Directors, and its present members are Mr. McCabe (Chairman), Mr. Crisp, Mr. Jungers, Mr. Noble and Ms. Olayan. The Audit Committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The Human Resources Committee consists solely of non-management Directors, and its present members are Mr. Wellington (Chairman), Dr. Gyftopoulos, Mr. Jungers and Mr. Noble. The Human Resources Committee reviews corporate organization, reviews the performance of senior members of management, recommends executive compensation and administers the Corporation's stock option and other stock-based plans. The Board of Directors has no nominating committee. The Board of Directors met ten times, the Executive Committee met five times, the Audit Committee met twice and the Human Resources Committee met seven times during fiscal 1993. Each Director attended at least 75% of all meetings of the Board of Directors and applicable committees held during his or her tenure.


COMPENSATION OF DIRECTORS


     Directors who are not employees of the Corporation receive an annual retainer of $10,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors or its committees and for each day of consulting for the Corporation (including travel time), and $500 per day for participating in meetings of the Board of Directors or such committees held by means of conference telephone. Payment of Directors' fees is made quarterly. Directors are also reimbursed out-of-pocket expenses incurred in attending such meetings. Dr. G. Hatsopoulos, who is a full-time employee of the Corporation, does not receive any cash compensation from the Corporation for his services as a Director other than his salary. In addition to their retainers and meeting attendance fees, Dr. Gyftopoulos, Mr. Jungers and Mr. Noble received $34,000, $2,500 and $1,500, respectively, for consulting on behalf of the Corporation during fiscal 1993.

     Under the Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a Director has the right to defer receipt of his cash fees until he ceases to serve as a Director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the Board of Directors, deferred amounts become payable immediately. Amounts so deferred are valued on the date of deferral as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 301,875 shares of Common Stock is currently reserved for issuance under the Deferred Compensation Plan. As of January 29, 1994, deferred units equal to 125,908.29 shares of Common Stock were accumulated under the Deferred Compensation Plan for current Directors.



     In 1993, the Corporation adopted a directors stock option plan (the "Directors Stock Plan"). The Directors Stock Plan provides for the annual grant of stock options to purchase shares of Common Stock (and for grants over a ten-year period of stock options to purchase shares of the common stock of publicly traded, majority-owned subsidiaries of the Corporation beneficially owned by the Corporation) to non-management Directors as additional compensation for their attendance at or participation in meetings of the Board of Directors and its committees. Each year at the close of business on the day of the Annual Meeting of the Stockholders, options to purchase 1,500 shares of Common Stock and options to purchase shares of the common stock of the applicable subsidiary or subsidiaries (as determined by the schedule in the following sentence) are granted to each eligible Director holding office at the conclusion of the meeting. In 1993, options were granted to purchase 3,000 and 4,500 shares of the common stock of Thermo Fibertek Inc. and ThermoTrex Corporation, respectively; options to purchase the specified number of shares will be granted each year the Directors Stock Plan is in effect on the following schedule -- years 1994 and 1999: 4,500 shares -- Thermedics Inc., 3,000 shares -- Thermo Power Corporation and 3,000 shares -- Thermo Remediation Inc.; years 1995 and 2000: 4,500 shares
- -- Thermo Instrument Systems Inc. and 4,500 shares -- Thermo Voltek Corp.; years 1996 and 2001: 3,000 shares -- Thermo Process Systems Inc.; years 1997 and 2002:
6,000 shares -- Thermo Cardiosystems Inc.; and year 1998: 3,000 shares -- Thermo Fibertek Inc. and 4,500 shares -- ThermoTrex Corporation. All share calculations have been adjusted to reflect stock splits effected following the adoption of the Directors Stock Plan. In addition, if any other majority-owned subsidiary of the Corporation becomes a public company during the operation of the Directors Plan, options to purchase 3,000 shares of such subsidiary's common stock will be granted to each eligible Director at the annual meeting next following the subsidiary's initial public offering.



     The exercise price for options to purchase Common Stock is determined by the average of the closing prices of the Common Stock as reported on the New York Stock Exchange, and the exercise price for options to purchase the common stock of the Corporation's subsidiaries is determined by the average of the closing prices of such common stock as reported on the American Stock Exchange, in each case for the five trading days preceding and including the date of grant. Options are exercisable six months after the date of grant and expire seven years from the date of grant. Shares of Common Stock and shares of the common stock of the Corporation's subsidiaries acquired upon such exercise are subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price in the event the Director ceases to serve as a Director of the Corporation or its public subsidiaries. These restrictions and repurchase rights lapse with respect to shares of Common Stock on the first anniversary of the grant date and lapse with respect to shares of the subsidiaries' common stock at the rate of 20% per year, starting with the first anniversary of the grant date.



     An aggregate of 300,000 shares of Common Stock has been reserved for issuance under the Directors Stock Plan. In addition, the following shares of the common stock of each publicly traded subsidiary beneficially owned by the Corporation have been reserved for issuance under the Directors Stock Plan (as adjusted to reflect stock splits): 100,000 shares -- Thermo Fibertek Inc., Thermo Power Corporation, Thermo Process Systems Inc. and Thermo Remediation Inc.; 150,000 shares -- Thermedics Inc., Thermo Instrument Systems Inc., ThermoTrex Corporation and Thermo Voltek Corp.; and 200,000 shares -- Thermo Cardiosystems Inc. As of January 29, 1994, options to purchase 13,500 shares of Common Stock, 24,000 shares of the common stock of Thermo Fibertek Inc. and 36,000 (after adjustment to reflect a three-for-two stock split effected in October 1993) shares of the common stock of ThermoTrex Corporation, had been granted under the Directors Stock Plan at exercise prices of $39.23, $9.98 and $10.00 per share, respectively. As of such date, no shares had been issued pursuant to the exercise of options and no options to purchase shares had lapsed.

                                STOCK OWNERSHIP


     The following table sets forth, as of January 29, 1994, the beneficial ownership of the Corporation's Common Stock, as well as the beneficial ownership of the common stock of (i) Thermedics Inc., Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo Process Systems Inc., and ThermoTrex Corporation, all publicly traded, majority-owned subsidiaries of the Corporation, (ii) of Thermo Cardiosystems Inc. and Thermo Voltek Corp., publicly traded, majority-owned subsidiaries of Thermedics Inc., and (iii) Thermo Remediation Inc., a publicly traded, majority-owned subsidiary of Thermo Process Systems Inc., by (x) each Director, (y) each of the Corporation's executive officers named in the summary compensation table under the heading "Executive Compensation," and (z) all Directors and executive officers as a group.


                                                                                  THERMO                       THERMO
                                      THERMO                        THERMO      INSTRUMENT      THERMO         PROCESS
                                     ELECTRON        THERMEDICS    FIBERTEK      SYSTEMS         POWER         SYSTEMS
            NAME (1)              CORPORATION(2)      INC.(3)       INC.(4)      INC.(5)      CORPORATION(6)   INC.(7)
- --------------------------------  ---------------    ----------    ---------    ----------    -----------      -------
John M. Albertine...............        13,486               0        3,000             0             0             0
Peter O. Crisp (12)(13).........        39,998          40,089        3,000         8,437        28,161         2,160
Elias P. Gyftopoulos............        28,920           5,584        3,000        21,412         3,425         1,540
George N. Hatsopoulos...........     1,702,469          63,120      118,000        76,420        54,282        55,267
John N. Hatsopoulos.............       234,884          78,292      111,245        63,413        45,953        62,153
Robert C. Howard (12)...........        90,101          11,288       40,000        16,324        74,661        29,148
Frank Jungers...................       104,557           3,450        3,000        23,173             0             0
Robert A. McCabe (12)...........        18,451           7,498        3,000        27,777        16,634         2,160
Frank E. Morris.................         6,430               0        3,000             0             0             0
Donald E. Noble.................        19,923           9,673       47,465        28,168        11,795        41,297
Hutham S. Olayan (14)...........         6,611               0        3,000             0             0             0
William A. Rainville............        95,293               0      222,628             0             0        60,000
Arvin H. Smith..................       270,003          90,864       40,000       230,208         7,969        36,843
Roger D. Wellington.............        11,012               0        7,000         2,500         3,425         1,000
All Directors and executive
  officers as a group (16
  persons)(12)..................     2,870,380         353,138      657,557       529,182       272,108        325,308


                                                      THERMO        THERMO        THERMO
                                  THERMOTREX       CARDIOSYSTEMS    VOLTEK      REMEDIATION
            NAME (1)              CORPORATION(8)      INC.(9)       CORP.(10)    INC.(11)
- --------------------------------  -----------      -------------    ------      -----------
John M. Albertine...............      4,500             7,500            0              0
Peter O. Crisp (12)(13).........     25,256            15,000            0              0
Elias P. Gyftopoulos............      4,500             7,500            0              0
George N. Hatsopoulos...........     49,302            24,374            0          5,000
John N. Hatsopoulos.............     42,159            23,100       17,749         33,788
Robert C. Howard (12)...........     48,802            22,500            0          1,600
Frank Jungers...................     11,000             7,500            0          2,000
Robert A. McCabe (12)...........     13,000             7,500            0          3,000
Frank E. Morris.................      4,500             7,500            0              0
Donald E. Noble.................      4,500             7,500            0          1,500
Hutham S. Olayan (14)...........      4,500             7,500            0              0
William A. Rainville............      2,700                 0            0         16,000
Arvin H. Smith..................      2,700            20,000            0          1,600
Roger D. Wellington.............      4,500             7,500            0              0
All Directors and executive
  officers as a group (16
  persons)(12)..................    241,619           179,974       17,749         86,642

- ---------------

 (1) Shares of the Common Stock of the Corporation and of the common stock of each of the Corporation's subsidiaries beneficially owned include shares owned by the indicated person, by that person's spouse, by that person and his spouse and by that person and his spouse (or either of them) for the benefit of minor children. Except as reflected in the footnotes to this table, all share ownership involves sole voting and investment power.


 (2) Shares beneficially owned by Mr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr.
     G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 1,500, 1,500, 1,500, 738,544, 165,700, 28,290, 1,500, 1,500, 1,500, 1,500, 1,500, 55,700,
     163,900, 1,500 and 1,226,959 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 840, 670, 1,161, 573 and 4,586 full shares, respectively, allocated to accounts maintained pursuant to the Corporation's employee stock ownership plan (the "ESOP"). Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 4,404, 2,772, 3,011, 2,434 and 17,279 full shares, respectively, allocated to accounts maintained pursuant to the Corporation's 401(k) plan. Shares beneficially owned by Mr. Albertine, Mr. Crisp, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Wellington and all Directors and executive officers as a group include 11,986, 18,656, 35,745, 15,433, 3,412, 16,905, 5,111, 8,387 and 115,635 shares, respectively, allocated to accounts maintained pursuant to the Corporation's Deferred Compensation Plan for Directors. Except for Dr. G. Hatsopoulos, who beneficially owned 3.6% of the Common Stock outstanding as of January 29, 1994, no Director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of such date; all Directors and executive officers as a group beneficially owned 6.0% of the Common Stock outstanding as of January 29, 1994.

                                         (Footnotes continued on following page)

 (3) Shares of the common stock of Thermedics Inc. beneficially owned by Mr. Crisp, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 4,500, 50,000, 50,000, 10,000, 82,500 and 222,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. Shares of the common stock of Thermedics Inc. beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 1,166, 1,176, 1,288, 1,019 and 6,773 full shares, respectively, allocated to accounts maintained pursuant to the Corporation's ESOP. Shares of the common stock of Thermedics Inc. beneficially owned by Mr. Crisp and all Directors and executive officers as a group include 5,294 shares allocated to Mr. Crisp's account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Thermedics Inc. common stock outstanding as of January 29, 1994; all Directors and executive officers as a group beneficially owned 1.1% of the Thermedics Inc. common stock outstanding as of such date.



 (4) Shares of the common stock of Thermo Fibertek Inc. beneficially owned by Mr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 3,000, 3,000, 3,000, 108,000, 108,000, 40,000, 3,000, 3,000, 3,000, 40,800, 3,000, 220,000, 40,000, 3,000
     and 617,800 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. Shares of the common stock of Thermo Fibertek Inc. beneficially owned by Mr. Noble and all Directors and executive officers as a group include 1,027 shares allocated to Mr. Noble's account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Thermo Fibertek Inc. common stock outstanding as of January 29, 1994; all Directors and executive officers as a group beneficially owned 2.5% of the Thermo Fibertek Inc. common stock outstanding as of such date.



 (5) Shares of the common stock of Thermo Instrument Systems Inc. beneficially owned by Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Mr. Noble, Mr. Smith and all Directors and executive officers as a group include 4,050, 50,000, 50,000, 3,600, 3,000, 2,250,
     125,000 and 248,400 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. Shares of the common stock of Thermo Instrument Systems Inc. beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 266, 267, 252, 268 and 1,559 full shares, respectively, allocated to accounts maintained pursuant to the Corporation's ESOP. Shares of the common stock of Thermo Instrument Systems Inc. beneficially owned by Mr. Jungers, Mr. McCabe and all Directors and executive officers as a group include 5,608, 3,800 and 9,408 shares, respectively, allocated to accounts maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Thermo Instrument Systems Inc. common stock outstanding as of January 29, 1994; all Directors and executive officers as a group beneficially owned 1.1% of the Thermo Instrument Systems Inc. common stock outstanding as of such date.



 (6) Shares of the common stock of Thermo Power Corporation beneficially owned by Mr. Crisp, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Noble and all Directors and executive officers as a group include 2,900, 40,000, 40,000, 50,000, 3,000 and 144,900 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. Shares of the common stock of Thermo Power Corporation beneficially owned by Mr. Crisp, Mr. Noble and all Directors and executive officers as a group include 7,168, 3,370 and 10,538 shares, respectively, allocated to accounts maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Thermo Power Corporation common stock outstanding as of January 29, 1994; all Directors and executive officers as a group beneficially owned 2.2% of the Thermo Power Corporation common stock outstanding as of such date.



 (7) Shares of the common stock of Thermo Process Systems Inc. beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Noble, Mr. Rainville, Mr. Smith and all Directors and executive officers as a group include 40,000, 40,000, 3,300, 60,000, 35,000 and 185,300 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. Shares of the common stock of Thermo Process Systems Inc. beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 108, 111, 107, 111 and 657 full shares, respectively, allocated to accounts maintained pursuant to the Corporation's ESOP. Shares of the common stock of Thermo Process Systems Inc. beneficially owned by Mr. Noble and all Directors and executive officers as a group include 14,957 shares allocated to Mr. Noble's account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. Shares of the common stock of Thermo Process Systems Inc. beneficially owned by Mr. J. Hatsopoulos and all Directors and executive officers as a group include 12,500 shares that Mr.
     J. Hatsopoulos has the right to acquire within 60 days of January 29, 1994, through the exercise of stock purchase warrants acquired in connection with private placements of securities by Thermo Process Systems Inc. and one or more of that corporation's subsidiaries on terms identical to terms granted to outside investors. Shares of the common stock of Thermo Process Systems Inc. beneficially owned by Mr. Howard and by all Directors and executive officers as a group include 29,041 shares that Mr. Howard has the right to acquire within 60 days of January 29, 1994 upon conversion of Thermo Process Systems Inc.'s 6 1/2% convertible debentures due 1997. No Director or executive officer beneficially owned more than 1% of the Thermo Process Systems Inc. common stock outstanding as of January 29, 1994; all Directors and executive officers as a group beneficially owned 1.9% of the Thermo Process Systems Inc. common stock outstanding as of such date.



 (8) Shares of the common stock of ThermoTrex Corporation beneficially owned by Mr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 4,500, 24,600, 4,500, 36,870, 30,000,
     36,600, 4,500, 4,500, 4,500, 4,500, 4,500, 2,700, 2,700, 4,500 and 181,670
     shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. Shares of the common stock of ThermoTrex Corporation beneficially owned by Mr. Crisp and all Directors and executive officers as a group include 656 shares allocated to Mr. Crisp's account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the ThermoTrex Corporation common stock outstanding as of January 29, 1994; all Directors and executive officers as a group beneficially owned 1.4% of the ThermoTrex Corporation common stock outstanding as of such date.



 (9) Shares of the common stock of Thermo Cardiosystems Inc. beneficially owned by Mr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 7,500, 15,000, 7,500, 22,500, 22,500, 22,500,
     7,500, 7,500, 7,500, 7,500, 7,500, 20,000, 7,500 and 177,500 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. The Directors and executive officers of the Corporation did not individually or as a group beneficially own more than 1% of the Thermo Cardiosystems Inc. common stock outstanding as of January 29, 1994.



(10) Shares of the common stock of Thermo Voltek Corp. beneficially owned by Mr.
     J. Hatsopoulos and all Directors and executive officers as a group include 4,999 shares that Mr. J. Hatsopoulos has the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. The Directors and executive officers of the Corporation did not individually or as a group beneficially own more than 1% of the Thermo Voltek Corp. common stock outstanding as of January 29, 1994.



(11) Shares of the common stock of Thermo Remediation Inc. beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Rainville, Mr. Smith and all Directors and executive officers as a group include 5,000, 15,000, 1,600, 15,000, 1,600 and 49,800 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 29, 1994, through the exercise of stock options. No Director or executive officer beneficially owned more than 1% of the Thermo Remediation Inc. common stock outstanding as of January 29, 1994; and Directors and executive officers as a group beneficially owned 1.3% of the Thermo Remediation Inc. common stock outstanding as of such date.



(12) Mr. Crisp, Mr. Howard, Mr. McCabe, Mr. Noble and all Directors and executive officers as a group own 5,000, 20,000, 20,000, 2,000 and 47,000 shares, respectively, of the common stock of ThermoLase Inc., a subsidiary of ThermoTrex Corporation.



(13) Shares beneficially owned by Mr. Crisp do not include 287,233 shares of common stock of ThermoTrex Corporation or 300,000 shares of common stock of ThermoLase Inc. owned by Venrock Associates. Mr. Crisp is both a general and limited partner of Venrock Associates and, therefore, may be deemed to share voting and investment power with respect to shares owned by that entity. Mr. Crisp disclaims beneficial ownership of the shares owned by Venrock Associates. Shares owned by Mr. Crisp do not include 15,000 shares of common stock of ThermoLase Inc. held by a trust of which Mr. Crisp is trustee. Mr. Crisp disclaims beneficial ownership of the shares owned by such trust.



(14) Shares beneficially owned by Ms. Olayan do not include 1,800,000 shares of Common Stock of the Corporation or 200,000 shares of common stock of ThermoLase Inc. owned by Crescent Diversified Limited. Ms. Olayan is the president and a director of Crescent Diversified Limited, which is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent Diversified Limited.



     DISCLOSURE OF CERTAIN LATE FILINGS



     Section 16(a) of the Securities Exchange Act of 1934 requires Thermo Electron and the Corporation's Directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, during 1993, all Section 16(a) filing requirements applicable to such persons were complied with, except in two instances. Mr. Rainville, the Corporation's Senior Vice President, failed to timely report the transfer of 230 shares to the Corporation in December 1993 in satisfaction of tax withholding requirements. Dr. Hatsopoulos, the Corporation's Chairman and President, failed to timely report the election by his wife in January 1993 to transfer funds equal in market value to 234.0894 shares from the company stock fund of the Corporation's 401(k) plan. Both of these reports were filed promptly upon discovery of the errors.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and its four other most highly compensated executive officers for the fiscal years ended January 1, 1994, January 2, 1993, and December 28, 1991.

                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------


                                                                LONG TERM
                                                              COMPENSATION
                                                           -------------------
                                                            SHARES UNDERLYING
                                                                 AWARDS
                                     ANNUAL COMPENSATION   OF OPTIONS (NO. OF         ALL
                             FISCAL  -------------------         SHARES              OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY     BONUS     AND COMPANY)(1)(2)   COMPENSATION(3)
- ---------------------------  -----   --------   --------   -------------------  ---------------
George N. Hatsopoulos......  1993    $417,000   $450,000       430,000 (TMO)        $10,118
  President and Chief                                           50,000 (TMD)
  Executive Officer                                             10,000 (TES)
                                                                20,000 (TFT)
                                                                50,000 (THI)
                                                                40,000 (THP)
                                                                40,000 (TPI)
                                                                 5,000 (THN)
                                                                36,000 (TLZ)
                                                                30,000 (TKN)        $10,118
                             1992    $403,000   $363,000        90,000 (TMO)        $ 6,546
                                                                88,000 (TFT)
                             1991    $390,000   $350,000       120,000 (TMO)        $ 6,356
                                                                21,600 (TKN)
- -----------------------------------------------------------------------------------------------



John N. Hatsopoulos........  1993    $256,000   $375,000        88,600 (TMO)        $10,118
                                                                50,000 (TMD)
  Executive Vice President and
  Chief Financial Officer                                       10,000 (TES)
                                                                20,000 (TFT)
                                                                50,000 (THI)
                                                                40,000 (THP)
                                                                40,000 (TPI)
                                                                15,000 (THN)
                                                                36,000 (TLZ)
                                                                30,000 (TKN)
                             1992    $248,000   $237,600        48,900 (TMO)        $ 9,414
                                                                22,500 (TMD)
                                                                88,000 (TFT)
                             1991    $240,000   $222,000         5,700 (TMO)        $ 9,414
                                                                21,600 (TKN)
- -----------------------------------------------------------------------------------------------
Arvin H. Smith.............  1993    $240,000   $304,000        30,850 (TMO)        $10,023
  Executive Vice President                                      30,000 (TMD)
                                                               125,000 (THI)
                                                                 1,600 (THN)
                             1992    $223,000   $203,800        54,000 (TMO)        $ 8,891
                                                                52,500 (TMD)
                                                                20,000 (TCA)
                                                                40,000 (TFT)
                                                                35,000 (TPI)
                             1991    $210,000   $188,000         4,500 (TMO)        $ 8,891
                                                                 2,700 (TKN)
                                                            (Table continued on following page)

                                                                LONG TERM
                                                              COMPENSATION
                                                           -------------------
                                                            SHARES UNDERLYING
                                                                 AWARDS
                                     ANNUAL COMPENSATION   OF OPTIONS (NO. OF         ALL
                             FISCAL  -------------------         SHARES              OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY     BONUS     AND COMPANY)(1)(2)   COMPENSATION(3)
- ---------------------------  -----   --------   --------   -------------------  ---------------
Robert C. Howard...........  1993    $237,000   $145,000         3,600 (TMO)        $10,422
  Executive Vice President                                      10,000 (TMD)
                                                                10,000 (TES)
                                                                40,000 (THP)
                                                                 1,600 (THN)
                                                                36,000 (TLZ)
                                                                30,000 (TKN)
                             1992    $237,000   $131,600         4,950 (TMO)        $ 9,414
                                                                10,000 (TES)
                                                                40,000 (TFT)
                                                                10,000 (THP)
                             1991    $230,000   $126,000         4,350 (TMO)        $ 9,411
                                                                21,600 (TKN)
- -----------------------------------------------------------------------------------------------
William A. Rainville.......  1993    $170,800   $105,000        23,000 (TMO)
  Senior Vice President                                         40,000 (TFT)
                                                                60,000 (TPI)
                                                                15,000 (THN)        $14,717
                             1992    $165,000   $148,500         3,600 (TMO)
                                                               180,000 (TFT)        $13,528
                             1991    $150,000   $113,000         2,400 (TMO)
                                                                 2,700 (TKN)        $12,337


- ------------------

(1)In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TMO), executive officers of the Corporation have been granted options to purchase common stock of subsidiaries of the Corporation, either as compensation for their services to the Corporation or to its subsidiaries. Options were granted during the last three fiscal years to the chief executive officer and the other named executive officers in their capacities as executive officers of the Corporation or Directors or executive officers of the following subsidiaries of the Corporation:
   Thermedics Inc. (designated in the table as TMD), Thermo Cardiosystems Inc. (designated in the table as TCA), Thermo Energy Systems Corporation (designated in the table as TES), Thermo Fibertek Inc. (designated in the table as TFT), Thermo Instrument Systems Inc. (designated in the table as
   THI), ThermoLase Inc. (designated in the table as TLZ), Thermo Power Corporation (designated in the table as THP), Thermo Process Systems Inc. (designated in the table as TPI), Thermo Remediation Inc. (designated in the table as THN) and ThermoTrex Corporation (designated in the table as TKN). The number of shares subject to option have been adjusted as applicable to reflect the following stock splits: three-for-two stock splits effected in October 1993 with respect to the common stock of Thermo Electron (designated in the table as TMO) and ThermoTrex Corporation (designated in the table as
   TKN); a three-for-two stock split effected in November 1993 with respect to the common stock of Thermedics Inc. (designated in the table as TMD); a two-for-one stock split effected in November 1993 with respect to the common stock of Thermo Cardiosystems Inc. (designated in the table as TCA); a three-for-two stock split effected in July 1993 with respect to the common stock of Thermo Instrument Systems Inc. (designated in the table as THI); and a two-for-one stock split effected in March 1994 with respect to the common stock of ThermoLase Inc. (designated in the table as TLZ).



(2) No awards of restricted stock of the Corporation were made to the chief executive officer or other named executive officers during the last three fiscal years. As of January 1, 1994, the amount and value of each executive officer's restricted stock holdings were as follows: Dr. G. Hatsopoulos -- 9,000 shares valued at $373,680; Mr. J. Hatsopoulos -- 1,800 shares valued at $74,736; Mr. Smith -- 4,500 shares valued at $185,985; Mr. Howard -- 2,700 shares valued at $111,591; and Mr. Rainville -- 2,700 shares valued at $111,591.



(3) For all executive officers except Mr. Rainville, this amount represents matching contributions made on behalf of the executive officer by the Corporation pursuant to the Corporation's 401(k) plan. As to Mr. Rainville, this amount represents employer contributions to his account under the profit sharing plan of Thermo Fibertek Inc., a majority-owned subsidiary of the Corporation.

STOCK OPTIONS GRANTED DURING FISCAL 1993

     The following table sets forth information concerning individual grants of stock options made during fiscal 1993 to the Corporation's chief executive officer and the other named executive officers. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1993.

                          OPTION GRANTS IN FISCAL 1993
- --------------------------------------------------------------------------------


                           NUMBER OF SHARES     PERCENT                            POTENTIAL REALIZABLE
                              UNDERLYING          OF                                 VALUE AT ASSUMED
                            OPTIONS GRANTED      TOTAL                               ANNUAL RATES OF
                              TO PURCHASE       OPTIONS                                STOCK PRICE
                            COMMON STOCK OF     GRANTED    EXERCISE                  APPRECIATION FOR
                            THERMO ELECTRON       TO         PRICE                     OPTION TERM
                                AND ITS        EMPLOYEES      PER      EXPIRATION ----------------------
          NAME             SUBSIDIARIES(1)(2)   IN 1993    SHARE(2)      DATE      5% ($)      10% ($)
- -------------------------  -----------------   ---------   ---------   ---------  ---------   ----------
George N. Hatsopoulos....     45,000 (TMO)(3)      4.0%     $  37.07      4/3/03  $1,049,091  $2,658,601
                              45,000 (TMO)(3)      4.0%     $  39.40      7/3/03  $1,115,030  $2,825,705
                              45,000 (TMO)(3)      4.0%     $  42.32     10/2/03  $1,197,667  $3,035,123
                             295,000 (TMO)(3)     26.0%     $  41.38    12/14/05  $9,715,098  $26,104,009
                              50,000 (TMD)         4.8%     $  16.28     12/9/05  $ 647,827   $1,740,681
                              10,000 (TES)         2.8%     $   8.25    12/15/03  $  51,884   $  131,484
                              20,000 (TFT)         4.1%     $  13.83     12/1/03  $ 173,952   $  440,829
                              50,000 (THI)         4.3%     $  31.28    12/16/05  $1,244,719  $3,344,502
                              40,000 (THP)         5.2%     $   9.10     12/9/03  $ 228,918   $  580,122
                              40,000 (TPI)         6.9%     $   9.28     12/3/03  $ 233,446   $  591,597
                               5,000 (THN)         1.2%     $  10.39    11/16/00  $  21,149   $   49,286
                              36,000 (TLZ)         3.0%     $   3.50     1/13/00  $  51,295   $  119,538
                              30,000 (TKN)         4.5%     $  15.45    12/21/03  $ 291,493   $  738,700
John N. Hatsopoulos......     15,000 (TMO)         1.3%     $  37.07      4/3/00  $ 226,368   $  527,534
                               3,600 (TMO)         0.3%     $  35.40      3/9/98  $  35,209   $   77,803
                              70,000 (TMO)         6.2%     $  41.38    12/14/05  $2,305,277  $6,194,172
                              50,000 (TMD)         4.8%     $  16.28     12/9/05  $ 647,827   $1,740,681
                              10,000 (TES)         2.8%     $   8.25    12/15/03  $  51,884   $  131,484
                              20,000 (TFT)         4.1%     $  13.83     12/1/03  $ 173,952   $  440,829
                              50,000 (THI)         4.3%     $  31.28    12/16/05  $1,244,719  $3,344,502
                              40,000 (THP)         5.2%     $   9.10     12/9/03  $ 228,918   $  580,122
                              40,000 (TPI)         6.9%     $   9.28     12/3/03  $ 233,446   $  591,597
                              15,000 (THN)         3.5%     $  10.39    10/18/00  $  63,447   $  147,858
                              36,000 (TLZ)         3.0%     $   3.50     1/13/00  $  51,295   $  119,538
                              30,000 (TKN)         4.5%     $  15.45    12/21/03  $ 291,493   $  738,700
Arvin H. Smith...........     15,000 (TMO)         1.3%     $  37.07      4/3/00  $ 226,368   $  527,534
                               5,850 (TMO)         0.5%     $  35.40      3/9/98  $  57,215   $  126,431
                              10,000 (TMO)         0.9%     $  41.38    12/14/05  $ 329,325   $  884,882
                              30,000 (TMD)         2.9%     $  16.28     12/9/05  $ 388,696   $1,044,408
                             125,000 (THI)        10.6%     $  31.28    12/16/05  $3,111,798  $8,361,255
                               1,600 (THN)         0.4%     $  10.39    11/16/00  $   6,768   $   15,771
                                                                     (Table continued on following page)

                           NUMBER OF SHARES     PERCENT                            POTENTIAL REALIZABLE
                              UNDERLYING          OF                                 VALUE AT ASSUMED
                            OPTIONS GRANTED      TOTAL                               ANNUAL RATES OF
                              TO PURCHASE       OPTIONS                                STOCK PRICE
                            COMMON STOCK OF     GRANTED    EXERCISE                  APPRECIATION FOR
                            THERMO ELECTRON       TO         PRICE                     OPTION TERM
                                AND ITS        EMPLOYEES      PER      EXPIRATION ----------------------
          NAME             SUBSIDIARIES(1)(2)   IN 1993    SHARE(2)      DATE      5% ($)      10% ($)
- -------------------------  -----------------   ---------   ---------   ---------  ---------   ----------
Robert C. Howard.........      3,600 (TMO)         0.3%     $  35.40      3/9/98  $  35,209   $   77,803
                              10,000 (TMD)         1.0%     $  16.28     12/9/05  $ 129,565   $  348,136
                              10,000 (TES)         2.8%     $   8.25    12/15/03  $  51,884   $  131,484
                              40,000 (THP)         5.2%     $   9.10     12/9/03  $ 228,918   $  580,122
                               1,600 (THN)         0.4%     $  10.39    11/16/00  $   6,768   $   15,771
                              36,000 (TLZ)         3.0%     $   3.50     1/13/00  $  51,295   $  119,538
                              30,000 (TKN)         4.5%     $  15.45    12/21/03  $ 291,493   $  738,700
William A. Rainville.....      3,000 (TMO)         0.3%     $  35.40      3/9/98  $  29,341   $   64,836
                              20,000 (TMO)         1.8%     $  41.38    12/14/05  $ 658,651   $1,769,763
                              40,000 (TFT)         8.2%     $  13.83     12/1/03  $ 347,905   $  881,658
                              35,000 (TPI)         6.0%     $   9.58     3/24/00  $ 136,501   $  318,105
                              25,000 (TPI)         4.3%     $   9.28     12/3/03  $ 145,904   $  369,748
                              15,000 (THN)         3.5%     $  10.39    10/18/00  $  63,447   $  147,858


- ---------------

(1) In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TMO), executive officers of the Corporation have been granted options to purchase common stock of subsidiaries of the Corporation, either as compensation for their services to the Corporation or to its subsidiaries. Options were granted during fiscal 1993 to the chief executive officer and the other named executive officers in their capacities as executive officers of the Corporation or directors or executive officers of the following subsidiaries of the Corporation: Thermedics Inc. (designated in the table as TMD), Thermo Energy Systems Corporation (designated in the table as TES), Thermo Fibertek Inc. (designated in the table as TFT), Thermo Instrument Systems Inc. (designated in the table as
    THI), ThermoLase Inc. (designated in the table as TLZ), Thermo Power Corporation (designated in the table as THP), Thermo Process Systems Inc. (designated in the table as TPI), Thermo Remediation Inc. (designated in the table as THN), and ThermoTrex Corporation (designated in the table as TKN). All of the options reported outstanding at the end of the fiscal year are immediately exercisable at the date of grant, except for Thermo Energy Systems Corporation awards, which are not exercisable until 90 days after that company's stock becomes publicly traded, and ThermoLase Inc. awards, which are not exercisable until 180 days after that company's stock becomes publicly traded. However, the shares acquired upon exercise are subject to repurchase by the Corporation at the exercise price upon certain events, which repurchase rights lapse over time, provided the optionee has remained continuously employed by the Corporation. The Corporation may permit the holders of all such options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.



(2) The number of shares subject to option and the exercise prices have been adjusted as applicable to reflect the following stock splits: three-for-two stock splits effected in October 1993 with respect to the common stock of Thermo Electron (designated in the table as TMO) and ThermoTrex Corporation (designated in the table as TKN); a three-for-two stock split effected in November 1993 with respect to the common stock of Thermedics Inc. (designated in the table as TMD); a three-for-two stock split effected in July 1993 with respect to the common stock of Thermo Instrument Systems Inc. (designated in the table as THI); and a two-for-one stock split effected in March 1994 with respect to the common stock of ThermoLase Inc. (designated in the table as TLZ).



(3) In addition to the terms described in footnote 1, above, shares acquired upon exercise of these options are restricted from resale until retirement by the executive.

STOCK OPTIONS EXERCISED DURING FISCAL 1993 AND FISCAL YEAR-END OPTION VALUES



     The following table reports certain information regarding stock option exercises during fiscal 1993 and outstanding stock options held at the end of fiscal 1993 by the Corporation's chief executive officer and the other named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1993.



  AGGREGATED OPTION EXERCISES IN FISCAL 1993 AND FISCAL YEAR-END OPTION VALUES

- --------------------------------------------------------------------------------


                                                                                  NUMBER OF        VALUE OF
                                                                                   SHARES        UNEXERCISED
                                                    SHARES                       UNDERLYING      IN-THE-MONEY
                                                 ACQUIRED ON        VALUE        UNEXERCISED      OPTIONS AT
       NAME                  COMPANY            EXERCISE(#)(1)   REALIZED($)  OPTIONS(#)(1)(2)   YEAR-END($)
- ------------------  -------------------------- ----------------  -----------  -----------------  ------------
George N.
  Hatsopoulos.....  Thermo Electron                  4,000        $ 135,420        733,744        $5,701,229
                    Thermedics                     --                --             50,000           --
                    Thermo Cardiosystems           --                --             22,500        $  366,075
                    Thermo Energy Systems          --                --             36,000(3)        --
                    Thermo Fibertek                --                --            108,000        $  843,900
                    Thermo Instrument Systems      --                --             50,000        $  179,750
                    Thermo Power                   --                --             40,000        $    6,000
                    Thermo Process Systems         --                --             40,000           --
                    Thermo Remediation             --                --              5,000        $   11,175
                    ThermoLase                     --                --             36,000(3)        --
                    ThermoTrex                     --                --             36,600        $   72,105



John N.
  Hatsopoulos.....  Thermo Electron                 50,849        $1,040,499       165,700        $1,375,363
                    Thermedics                      45,000        $ 235,238         50,000           --
                    Thermo Cardiosystems           --                --             22,500        $  366,075
                    Thermo Energy Systems          --                --             36,000(3)        --
                    Thermo Fibertek                --                --            108,000        $  843,900
                    Thermo Instrument Systems      --                --             50,000        $  179,750
                    Thermo Power                   --                --             40,000        $    6,000
                    Thermo Process Systems         --                --             40,000           --
                    Thermo Remediation             --                --             15,000        $   33,525
                    Thermo Voltek                  --                --              4,999        $   23,095
                    ThermoLase                     --                --             36,000(3)        --
                    ThermoTrex                     --                --             30,000           --
Arvin H. Smith....  Thermo Electron                --                --            163,900        $2,801,407
                    Thermedics                     --                --             82,500        $  531,563
                    Thermo Cardiosystems           --                --             20,000        $  155,000
                    Thermo Energy Systems          --                --              4,000(3)        --
                    Thermo Fibertek                --                --             40,000        $  365,000
                    Thermo Instrument Systems      --                --            125,000        $  449,375
                    Thermo Process Systems         --                --             35,000           --
                    Thermo Remediation             --                --              1,600        $    3,576
                    ThermoTrex                     --                --              2,700        $   29,498
Robert C. Howard..  Thermo Electron                --                --             30,690        $  578,305
                    Thermedics                     --                --             10,000           --
                    Thermo Cardiosystems           --                --             22,500        $  366,075
                    Thermo Energy Systems          --                --             46,000(3)        --
                    Thermo Fibertek                --                --             40,000        $  365,000
                    Thermo Power                   --                --             50,000        $   22,700
                    Thermo Process Systems           1,296        $   7,199        --                --
                    Thermo Remediation             --                --              1,600        $    3,576
                    ThermoLase                     --                --             36,000(3)        --
                    ThermoTrex                     --                --             36,600        $   72,105

                                                                                  NUMBER OF        VALUE OF
                                                                                   SHARES        UNEXERCISED
                                                    SHARES                       UNDERLYING      IN-THE-MONEY
                                                 ACQUIRED ON        VALUE        UNEXERCISED      OPTIONS AT
       NAME                  COMPANY            EXERCISE(#)(1)   REALIZED($)  OPTIONS(#)(1)(2)   YEAR-END($)
- ------------------  -------------------------- ----------------  -----------  -----------------  ------------
William A.
  Rainville.......  Thermo Electron                 20,318        $ 610,617         55,700        $  740,745
                    Thermo Energy Systems          --                --              4,000(3)        --
                    Thermo Fibertek                --                --            220,000        $1,724,300
                    Thermo Process Systems         --                --             60,000           --
                    Thermo Remediation             --                --             15,000        $   33,525
                    ThermoTrex                     --                --              2,700        $   29,498


- ---------------
[FN]

(1) The number of shares have been adjusted as applicable to reflect the following stock splits: three-for-two stock splits effected in October 1993 with respect to common stock of Thermo Electron and ThermoTrex Corporation; three-for-two stock splits effected in November 1993 with respect to common stock of Thermedics Inc. and Thermo Voltek Corp.; a three-for-two stock split effected in July 1993 with respect to common stock of Thermo Instrument Systems Inc.; and two-for-one stock splits effected in November 1993 and March 1994 with respect to common stock of Thermo Cardiosystems Inc. and ThermoLase Inc., respectively.


(2) All of the options reported outstanding at the end of the fiscal year are immediately exercisable on the date of grant, except as noted in footnote
    (3). However, the shares acquired upon exercise are subject to repurchase by the Corporation at the exercise price upon certain events, which repurchase rights lapse over time, provided that the optionee has remained continuously employed by the Corporation.


(3) All of these options were unexercisable and no public market existed for the shares underlying the options at the end of the fiscal year. Accordingly, no value in excess of the exercise price has been attributed to these options.



DEFINED BENEFIT RETIREMENT PLAN



     Thermo Electron Web Systems Inc., a wholly owned subsidiary of Thermo Fibertek Inc., maintains a defined benefit retirement plan (the "Retirement Plan") for eligible U.S. employees. Mr. Rainville is the chief executive officer of Thermo Fibertek Inc. and the only executive officer of the Corporation who participates in the Retirement Plan. The following table sets forth the estimated annual benefits payable under the Retirement Plan upon retirement to employees of the subsidiary in specified compensation and years-of-service classifications. The estimated benefits at certain compensation levels reflect the statutory limits on compensation that can be recognized for plan purposes. This limit is currently $150,000 per year.



                                                                   YEARS OF SERVICE
                                                    ----------------------------------------------
  COMPENSATION                                        15           20           25           30
  --------                                          -------      -------      -------      -------
  $100,000 .......................................  $26,250      $35,000      $43,750      $48,125
   125,000 .......................................   32,813       43,750       54,688       60,156
   150,000 .......................................   39,375       52,500       65,625       72,188



     Each eligible employee receives a monthly retirement benefit, beginning at normal retirement age (65), based on a percentage (1.75%) of the average monthly compensation of such employee before retirement, multiplied by his years of service (up to a maximum of 30 years). Full credit is given for the first 25 years of service, and half credit is given for years over 25 and less than 30. Benefits are reduced for retirement before normal retirement age. Average monthly compensation is generally defined as average monthly base salary over the five years of highest compensation in the ten-year period preceding retirement. For 1993, the compensation of Mr. Rainville recognized for plan purposes was $170,800. The estimated credited years of service recognized under the Retirement Plan for Mr. Rainville is 35, assuming retirement at age 65. No benefits under the Retirement Plan vest for an employee until after five years of participation, at which time they become fully vested. The benefits shown in the above table are subject to reduction for Social Security benefits. The plan benefits shown are payable during the employee's lifetime unless the employee elects another form of benefit that provides death benefit protection.


SEVERANCE AGREEMENTS

     The executive officers and certain key employees of the Corporation have entered into contracts with the Corporation that provide severance benefits if there is a change of control of the Corporation (as defined in the contract) that is not approved by the Board of Directors and their employment is terminated, for whatever reason, within one year thereafter.

     In 1983, the Corporation entered into severance agreements with all of the named executive officers, except Mr. Rainville. For these severance agreements, the benefit is stated as an initial percentage which was established by the Board of Directors and was generally based upon the employee's age and length of service with the Corporation. Benefits are to be paid over a five-year period. The benefit to be paid in the first year is determined by applying this percentage to the employee's highest annual total remuneration in any 12-month period during the preceding three years. This benefit is reduced 10% in each of the succeeding four years in which benefits are paid. The initial percentage to be so applied to Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith and Mr. Howard is 98.1%, 76.1%, 59.1%, and 74.3%, respectively.



     Assuming that severance benefits would have been payable under such agreements as of April 2, 1994, the payments thereunder for the first year thereof to Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith and Mr. Howard would have been approximately $850,000, $480,000, $320,000 and $284,000, respectively. Payments under these agreements are not subject to the so-called "excess parachute payment" provisions under applicable provisions of the Internal Revenue Code of 1986, as amended.



     During 1988, Mr. Rainville entered into a severance agreement with the Corporation pursuant to which he will receive a lump sum benefit at the time of a qualifying severance equal to the highest total cash compensation paid to him in any twelve-month period during the three years preceding the severance event. A qualifying severance exists (i) if Mr. Rainville's employment is terminated for any reason within one year after a change in control of the Corporation or
(ii) a group of directors of the Corporation consisting of directors of the Corporation on the date of the severance agreement or, if an election contest or tender or exchange offer for the Corporation's Common Stock has occurred, the directors of the Corporation immediately prior to such election contest or tender or exchange offer, and any future directors who are nominated or elected by such directors, determines that any other termination of Mr. Rainville's employment should be treated as a qualifying severance. The benefits under this agreement are limited in such a manner that the payments will not constitute "excess parachute payments." Assuming that severance benefits would have been payable as of April 2, 1994, the payment under such agreement would have been approximately $315,000.



                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     All decisions on the compensation of the Corporation's executive officers are made by the Human Resources Committee of the Board of Directors (the "Committee"). Decisions on the cash compensation for the Chief Executive Officer of the Corporation are reviewed by the full Board of Directors. Grants or awards of stock options to executive officers are made solely by the Committee in compliance with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.


EXECUTIVE COMPENSATION


     The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Corporation, and the contributions of each executive to that success. The executive compensation program is principally comprised of base salary, short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options. The Committee believes that base salaries should be approximately equal to the appropriate competitive norm and that short and long-term incentive compensation should reflect the performance of the Corporation and the contributions of each executive. The process for determining each of these elements for the Chief Executive Officer, and for the four other named executive officers (collectively, the "Senior Executive Group") who in 1993 were the Corporation's most highly paid executives, is outlined below. For its review of the compensation of other executive officers of the Corporation, the Committee follows a substantially similar process.


  ESTABLISHING COMPETITIVENESS


     External competitiveness is an important element of ensuring that the Corporation can continue to attract and retain highly qualified executives. The competitiveness of the Corporation's compensation for the Chief Executive Officer and for the Senior Executive Group is assessed with respect to diversified industry data provided by national compensation consulting firms through annual executive compensation surveys, and with respect to the compensation of comparable executive officers as reported in the proxy statements of the companies included in the Corporation's Performance Peer Group. Comparing compensation to diversified industry surveys provides a broad-based competitive perspective, while comparing compensation to the Corporation's Performance Peer Group helps ensure a close relationship between executive pay and corporate performance as measured by stockholder return.


     Competitive base salaries are adjusted to reflect the size of the Corporation. Competitive total cash compensation (the sum of base salaries and annual cash bonuses) and competitive total compensation (the sum of base salaries, annual cash bonuses, and the value of long-term incentives) are adjusted to reflect both the size of the Corporation and the performance of the Corporation as measured by stockholder return over a ten-year period. These performance adjusted competitive norms for total cash compensation and total compensation reflect what a comparably sized firm with performance equal to the Corporation's would pay its Chief Executive Officer and its Senior Executive Group. The performance adjusted competitive norms are developed specifically with respect to the firms in the Corporation's Performance Peer Group.


     The objectives with respect to each element of the executive compensation package are outlined below.

  BASE SALARY

     Base salaries are intended to reflect the competitive norm for similar positions in organizations of comparable sales and complexity to the Corporation. Executive officer salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be further moderated by other considerations, such as the average increases awarded to other employees of the Corporation. It is the Committee's intention, however, that over time the base salaries for the Chief Executive Officer and for the Senior Executive Group will approximate the competitive norm.

  ANNUAL CASH BONUSES

     Total cash compensation should reflect competitive norms and the contributions of the Chief Executive Officer and each member of the Senior Executive Group to the success of the Corporation. The Committee has determined that it will not pay total cash compensation in excess of the performance adjusted competitive norms for the Chief Executive Officer and for the Senior Executive Group as a whole. Therefore, the maximum annual cash bonuses that the Chief Executive Officer and the Senior Executive Group as a whole could earn are equal to the difference between their respective performance adjusted competitive norms for total cash compensation and their base salaries. Within this maximum, the Committee determines the actual award to each executive on the basis of their contributions to the Corporation's success. The Committee is under no obligation to award the maximum annual cash bonuses.

  STOCK OPTIONS

     The Committee believes that stock option awards to purchase shares of the Corporation and its majority-owned subsidiaries accomplish many objectives. The grant of options to key employees encourages equity ownership in all businesses of the Corporation and closely aligns management interests to the interests of all stockholders. The emphasis on stock options also results in management compensation being closely linked to stock performance. Finally, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation over the long-term.

     The Committee generally reviews stock option awards annually. For the Chief Executive Officer, the Committee has established a policy of determining stock option awards with respect to the performance of the Corporation and certain ownership objectives. In determining awards to the Senior Executive Group, the Committee considers the average annual value of all options to purchase shares of the Corporation and its majority-owned subsidiaries that vest over the following five years. (Values are established in accordance with the Black-Scholes option pricing model.) This annual value is then added to the cash compensation for the year to determine the total compensation of the Senior Executive Group. Similar to its stance with respect to total cash compensation, the Committee has determined that it will not grant stock options that result in total compensation opportunities in excess of the performance adjusted competitive norm for the Senior Executive Group. This policy establishes the maximum option awards. Within this maximum, the Committee determines the specific award to each member of the Senior Executive Group on the basis of their actual and anticipated contributions to the Corporation's success. The Committee is under no obligation to grant the maximum option awards.


     The relative distribution of Corporation and majority-owned subsidiary options awarded to an executive depends on the degree of the executive's involvement in the management of the Corporation as compared to the management of the majority-owned subsidiaries. For example, executive officers responsible for the performance of a majority-owned subsidiary and executive officers supervising the operation of that subsidiary through membership in its board of directors are awarded a greater number of options than executive officers who have peripheral involvement or responsibility for managing the subsidiary.


     As a guideline, the Committee intends to maintain the aggregate number of awards to all employees over a five-year period below 10% of the Corporation's outstanding common stock. Comparable guidelines apply to awards of options to purchase stock of majority-owned subsidiaries (subject to differences in the size of the subsidiary, the percentage of stock held by the public, its stage of development, and the standards for awards for comparably situated companies).


  STOCK RETENTION PROGRAM


     The Corporation's compensation program is also designed to encourage executives to retain stock. The Committee believes that encouraging executives to retain stock acquired through its stock option program provides additional incentive for executive officers to follow strategies designed to maximize long-term value to stockholders.

     There are several elements to the Corporation's stock retention program. For example, the Committee annually awards stock options based upon an executive's ownership of the Corporation's Common Stock over the prior year. These option awards are independent of the award of stock options as an incentive for management performance. In addition, the Committee has approved several forms of stock option awards that contain different vesting provisions and restrictions upon resale, which are intended to encourage executives to follow an exercise and hold strategy. The Committee has also approved guidelines that restrict the sale by an executive officer of a portion of the shares acquired through stock option exercises over a five-year period.

1993 COMPENSATION

     In 1993, the Corporation achieved a ten-year compounded rate of return to stockholders of 21 percent per year, well in excess of the 15 percent return achieved by the S&P 500 and the 11 percent return achieved by the Corporation's Performance Peer Group. This return places the Corporation above the 95th percentile for the Performance Peer Group. Each executive's contribution with respect to this high level of performance was considered in determining 1993 compensation.


  BASE SALARY


     For the last three years, the base salaries of the Chief Executive Officer and the Senior Executive Group have been lower than the competitive norm. The Committee believes this lag results from a combination of the relatively rapid growth in the Corporation's revenues, and its practice of increasing salaries gradually and in moderation. The 1993 salary increases for the Chief Executive Officer and for the Senior Executive Group reflect this practice of gradual increases and moderation.


  ANNUAL CASH BONUSES


     After determining the performance adjusted competitive norm for total cash compensation for the Chief Executive Officer, assessing Dr. Hatsopoulos' contributions to the Corporation's performance, and reviewing the bonuses approved for other executives, the Committee determined that a bonus of $450,000 for fiscal 1993 was appropriate. Similarly, after determining the performance adjusted competitive norm for total cash compensation for the Senior Executive Group as a whole, the Committee considered the contributions of each member of the Senior Executive Group and determined bonuses accordingly. The resulting levels of total cash compensation are substantially less than the respective performance adjusted competitive norms for the Chief Executive Officer and the Senior Executive Group.

  STOCK OPTIONS


     Dr. Hatsopoulos' leadership in conceiving, developing, and implementing the Corporation's spin-out strategy was considered by the Committee to be a principal element of the Corporation's outstanding performance and achievements. For the past ten years, it has been the Committee's policy to, from time to time, award to Dr. Hatsopoulos options to purchase shares of the Corporation's Common Stock, subject to vesting and restricted from sale until his retirement, in amounts such that his ownership of the Corporation approaches five percent of the outstanding Common Stock. Such awards are made only at times the Corporation achieves a ten-year rate of return to stockholders well in excess of the returns achieved by the Standard & Poor's 500 Index. In 1993, the Committee awarded Dr. Hatsopoulos options to purchase a total of 430,000 shares of the Corporation's Common Stock with exercise prices equal to the fair market value on the date of the grant. This option award includes a grant of an option to purchase 295,000 shares of the Corporation's Common Stock in December 1993 that will vest over a ten-year period.


     For the members of the Senior Executive Group, the Committee reviewed the performance adjusted competitive norm for total compensation, considered the actual and anticipated contributions of each individual, and determined option awards accordingly. Total compensation for the Chief Executive Officer and Senior Executive Group as a whole is significantly below the performance adjusted competitive norm.


     In August 1992, the Committee adopted a program to award Dr. Hatsopoulos a certain number of options to purchase shares of the Corporation's Common Stock in quarterly installments over a four-year period, contingent on his continued employment by the Corporation on the date of each grant and subject to restrictions on transfer and repurchase by the Corporation at the exercise price upon certain events. After careful consideration, the Committee has discontinued this program.



     Finally, the Committee is in the process of reviewing the recently adopted Internal Revenue Code Section 162(m), which would limit the deductions allowed to publicly held corporations, such as the Corporation, for compensation in excess of $1,000,000 to the Chief Executive Officer and members of the Senior Executive Group. Over the course of the coming year, the Committee will consider the implications of this statute and will determine an appropriate response.



              Mr. Roger D. Wellington (Chairman)      Dr. Elias P.
              Gyftopoulos

              Mr. Frank Jungers                Mr. Donald E. Noble

                         COMPARATIVE PERFORMANCE GRAPH

FIVE-YEAR PERFORMANCE GRAPH: 1988-1993

     The SEC requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the Standard & Poor's 500 Index (the "S&P 500 Index") and a peer group of companies that comprise the following Dow Jones industry groups: diversified technology, electrical components and equipment, and industrial and commercial -- pollution control and waste management. The companies included in these industry groups and the Corporation's peer group are as follows -- diversified technology:
Corning Inc., EG&G, Inc., Litton Industries, Inc., Minnesota Mining & Manufacturing Co., Perkin-Elmer Corp., Raytheon Co., Rockwell International Corp., TRW Inc., Tektronix, Inc., Texas Instruments Incorporated, United Technologies Corp. and Varian Associates, Inc.; electrical components and equipment: AMP Inc., Emerson Electric Co., Grainger (W.W.), Inc., Honeywell Inc., Hubbell Inc., Tecumseh Products Co., Thomas & Betts Corp. and Westinghouse Electric Corp.; and industrial and commercial -- pollution control and waste management: Browning-Ferris Industries, Inc., Chambers Development Co., Inc. "A", Ogden Corp., Rollins Environmental Services, Inc. and Waste Management, Inc.

                                   [PERFORMANCE GRAPH]

      Measurement Period
    (Fiscal Year Covered)        TMO           S&P 500       Peer Group
1988                             100             100             100
1989                             151             132             125
1990                             143             128             122
1991                             230             166             147
1992                             233             179             155
1993                             312             197             171


The total return for the Corporation's Common Stock (TMO), the S&P 500 Index, and the Corporation's Peer Group assumes the reinvestment of dividends, although cash dividends have not been declared on the Corporation's Common Stock.

TEN-YEAR PERFORMANCE GRAPH: 1983-1993


     The Corporation has also elected to compare its cumulative shareholder return since implementing its spin-out strategy in mid-1983 to the S&P 500 Index and the Corporation's Peer Group during the last 10 years. The Corporation's Human Resources Committee uses this information as a measure of performance in reviewing executive compensation.


                                  [PERFORMANCE GRAPH]



      Measurement Period
    (Fiscal Year Covered)             TMO           S&P 500       Peer Group
1983                                       100             100             100
1984                                        91             106              99
1985                                       137             140             125
1986                                       174             166             147
1987                                       139             175             158
1988                                       207             204             162
1989                                       313             268             205
1990                                       295             260             204
1991                                       477             339             243
1992                                       483             365             258
1993                                       646             402             286


                          RELATIONSHIP WITH AFFILIATES

        Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron has created Thermedics Inc., Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo Process Systems Inc. and ThermoTrex Corporation, all of which are publicly traded, majority-owned subsidiaries of Thermo Electron. Thermedics Inc. has created Thermo Cardiosystems Inc. as a publicly traded, majority-owned subsidiary and has acquired the majority interest in a previously unaffiliated company, Thermo Voltek Corp. Thermo Process Systems Inc. has created Thermo Remediation Inc. as a publicly traded, majority-owned subsidiary. In addition, Thermo Electron has created Thermo Energy Systems Corporation, a privately held, majority-owned subsidiary, and other privately held, majority-owned subsidiar-ies. ThermoTrex Corporation has created ThermoLase Inc., and Thermo Process Systems Inc. has acquired Beheersmaatschappij J. Amerika N.V., each of which is a privately held, majority-owned subsidiary of its respective parent. (The subsidiaries referred to in this paragraph are hereinafter referred to as the "Thermo Subsidiaries.")


     Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly,
(2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.



     To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the roles and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (together, the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range financial planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron is also responsible for ensuring that members comply with internal policies and procedures. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.



     The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. A Thermo Subsidiary can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.



     In general, under the corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries, Thermo Electron's corporate staff provides each of the Thermo Subsidiaries certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services. Prior to fiscal 1993, Thermo Electron assessed each Thermo Subsidiary an annual fee equal to 1% of such subsidiary's revenues for these services. For fiscal 1993 and subsequent years, the fee was increased to 1.25% of each Thermo Subsidiary's revenues. The fee assessed from any Thermo Subsidiary may be changed by mutual agreement of Thermo Electron and such subsidiary. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges each of the Thermo Subsidiaries amounts based on charges directly attributable to the respective subsidiary. Each corporate services agreement automatically renews for successive one-year terms, unless canceled by the respective Thermo Subsidiary upon 30 days' prior notice. In addition, each corporate services agreement terminates automatically in the event that the respective Thermo Subsidiary ceases to be a member of the Thermo Group or ceases to participate in the Charter. In the event of a termination of a corporate services agreement, the respective Thermo Subsidiary will be required to pay a termination fee equal to the fee that was paid by such subsidiary for services under such corporate services agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the respective Thermo Subsidiary or as required in order to meet such subsidiary's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge a Thermo Subsidiary a fee equal to the market rate for comparable services if such services are provided to such a subsidiary following termination.


                                -- PROPOSAL 2 --


                      INCREASE OF AUTHORIZED COMMON STOCK



     The Board of Directors has determined that it is advisable to increase the Corporation's authorized Common Stock from 100,000,000 shares to 175,000,000 shares, and has voted to recommend that the Stockholders adopt an amendment to the Corporation's Restated Certificate of Incorporation effecting the proposed increase.



     At last year's Annual Meeting, the Stockholders approved the first increase in the authorized shares of Common Stock since 1986, increasing the authorized shares from 50 million to 100 million. In October 1993, the Corporation effected a three-for-two stock split, using a substantial portion of the newly authorized shares in payment of the split and to adjust shares reserved for issuance for existing convertible securities and stock-based compensation plans to reflect the split. As of January 1, 1994, 47,918,682 shares of Common Stock were outstanding (excluding treasury shares held by the Corporation) and an additional 26,732,077 shares were reserved for issuance upon the conversion of existing securities and the exercise of options granted under the Corporation's various stock option, stock purchase and other stock-based compensation plans. In April 1994, the Corporation reserved approximately 7,300,000 additional shares of Common Stock for issuance upon the conversion of the Corporation's 5% Senior Convertible Debentures due 2001, which the Corporation issued and sold on April 15, 1994. Accordingly, after giving effect to the additional reservation of shares, approximately 18,049,241 shares of Common Stock are available for future issuance.



     The Board of Directors believes it to be in the best interests of the Corporation to authorize additional shares of Common Stock in order to provide flexibility for corporate action in the future. A significant use of authorized shares of Common Stock in the past has been in connection with stock splits effected in the form of stock dividends, and a portion of the additional authorized shares of Common Stock may be used for future splits under appropriate circumstances. The Board of Directors further believes that the availability of additional authorized shares for issuance from time to time in the Board's discretion in connection with possible future financings, investment opportunities, acquisitions of other companies or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Corporation's Restated Certificate of Incorporation and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments.

     The proposed increase in the number of authorized shares of Common Stock could be considered to be "anti-takeover" in nature if unreserved shares were issued under circumstances intended to discourage or make more difficult an attempt by a person or organization to gain control of the Corporation. The Board of Directors does not, however, view the proposed increase as part of an "anti-takeover" strategy and does not presently intend to propose at future meetings of the Stockholders other measures that could be considered "anti-takeover" in nature. The Corporation's management has no knowledge of any specific effort by any identified persons or organizations to accumulate the Corporation's shares or otherwise gain control of the Corporation.

     For a number of years, the Corporation has had certain provisions in its Restated Certificate of Incorporation and By-laws that may be regarded as "anti-takeover," including provisions for the classified Board of Directors described under the heading "Election of Directors," a requirement that if any person acquires by tender offer more than 50% of the outstanding Common Stock and the Board of Directors does not recommend that the tender offer be accepted, each remaining Stockholder will have the right to have his shares redeemed by the Corporation at a price generally equal to the tender offer price, and a provision requiring that certain business combinations between the Corporation and an "interested" Stockholder be approved by 85% of the Common Stock held by persons unaffiliated with the "interested" Stockholder. The Corporation has also adopted a stockholder rights plan which provides generally that, upon the occurrence of certain events, each Stockholder will have the right to purchase, at a discount, additional shares of the Corporation's Common Stock or, in certain cases, shares of the common stock of a corporation seeking to acquire the Corporation.


     No further authorization by vote of the Stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the New York Stock Exchange or any stock exchange on which the Corporation's shares may then be listed. The Stockholders of the Corporation do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Corporation's securities.
- --------------------------------------------------------------------------------
     The affirmative vote of the holders of two-thirds of the Corporation's outstanding Common Stock is required to approve this amendment. The Board of Directors considers this amendment to be advisable and in the best interests of the Corporation and its Stockholders and recommends that you vote FOR approval of the amendment. If not otherwise specified, Proxies will be voted FOR approval of this amendment.
- --------------------------------------------------------------------------------

                                -- PROPOSAL 3 --

               PROPOSAL TO ADOPT AMENDMENTS TO THE CORPORATION'S

                             EQUITY INCENTIVE PLAN



     The Board of Directors has approved two amendments to the Corporation's Equity Incentive Plan (the "Equity Incentive Plan" or the "Plan") and is recommending the amendments to Stockholders for their approval. The first amendment would increase the number of shares available for issuance under the Plan by 2,000,000 shares. If approved by the Stockholders, the number of shares available for issuance as of January 2, 1994 under the Equity Incentive Plan would be increased from 2,368 to 2,002,368 shares. The second amendment would limit the size of grants in any calendar year to a recipient in compliance with
Section 162(m) of the Internal Revenue Code.

REASON FOR THE AMENDMENTS


     The Board of Directors believes that the shares currently available for grant under the Corporation's employee stock option plans are not sufficient for the Corporation's stock option program. The Corporation's stock option program is the principal incentive tool used to motivate key employees to create long-term value for Stockholders, and such programs have been an integral element of the Corporation's spin-out strategy. Providing key employees with an opportunity to participate in the increase in stock value not only encourages equity ownership by management, but also more closely aligns management interests with the interests of all Stockholders. Accordingly, the Board of Directors has approved, subject to Stockholder approval, the proposed increase of 2,000,000 shares in shares available under the Equity Incentive Plan, which represents approximately 4.2% of the Corporation's currently outstanding shares of Common Stock.



     As of January 2, 1994, options to purchase 2,957,166 shares of Common Stock were outstanding under the Corporation's stock-based compensation plans, consisting of the Equity Incentive Plan, Nonqualified Stock Option Plan and Incentive Stock Option Plan, and options to purchase 762,048 shares of Common Stock had lapsed. Before giving effect to the proposed increase recommended for approval at this Meeting, options to purchase 2,828 shares of Common Stock were reserved and available for grant under such stock option plans.



     In order to maintain the exemption available to the Equity Incentive Plan under Section 162(m) of the Internal Revenue Code, the Board of Directors has amended the plan, subject to Stockholder approval, to impose a limitation on the potential size of awards. No award or combination of awards in a calendar year may exceed 1% of the outstanding shares of Common Stock (calculated as of the beginning of the calendar year) to any recipient.



    The closing price of the Common Stock on April 14, 1994 was $38.50 per share.



SUMMARY OF THE EQUITY INCENTIVE PLAN


     The material terms of the Equity Incentive Plan are described below.


  ADMINISTRATION; ELIGIBLE PARTICIPANTS



     The Equity Incentive Plan is administered by the Board of Directors of the Corporation (the "Board"). The Board has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant, and to determine the specific terms of each award, including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change of control, acceleration of vesting or lapse of restrictions, vesting, forfeiture and other restrictions, dividends and interest on deferred amounts. The Board also has the power to waive compliance by participants with the terms and conditions of awards, to cancel awards with the consent of participants, to grant replacement awards and to accelerate the vesting or lapse of any restrictions of any award. The Board may delegate any or all of its responsibilities under the Equity Incentive Plan to a committee appointed by the Board consisting of three or more "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934 (the "Exchange Act"). As to participants who are not reporting persons subject to Section 16 of the Exchange Act, the Board may delegate any or all of its responsibilities, to the extent permitted under Delaware law, to the Corporation's Operating Committee or other appropriate officers of the Corporation.



     Employees and Directors of, and consultants to, the Corporation and its subsidiaries, or other persons who are responsible for or contribute to the management, growth or profitability of the business of the Corporation and its subsidiaries, selected by the Board, are eligible to participate in the Equity Incentive Plan. The number of employees potentially eligible to participate in the Plan is approximately 8,800 persons.


  SHARES SUBJECT TO THE EQUITY INCENTIVE PLAN; USE OF PROCEEDS


     The number of shares of Common Stock that are currently reserved for issuance under the Equity Incentive Plan, before giving effect to the proposed increase, is 2,368 shares, subject to adjustment for stock splits and similar events. Awards and shares that are forfeited, reacquired by the Corporation, satisfied by a cash payment by the Corporation or otherwise satisfied without the issuance of Common Stock are not counted against the maximum number of reserved shares under the Plan.


     The proceeds received by the Corporation from transactions under the Equity Incentive Plan will be used for the general purposes of the Corporation. Shares issued under the Equity Incentive Plan may be authorized but unissued shares or shares reacquired by the Corporation and held in its treasury.


  TYPES OF AWARDS; LIMITATION ON AWARDS


     The Equity Incentive Plan permits the Board to grant a variety of stock and stock-based awards in such form or in such combinations as may be approved by the Board. Without limiting the foregoing, the types of awards may include stock options, restricted and unrestricted shares, rights to receive cash or shares on a deferred basis or based on performance, cash payments sufficient to offset the Federal ordinary income taxes of participants resulting from transactions under the Equity Incentive Plan, and loans to participants in connection with awards. In addition, if approved by the Stockholders at this meeting, the Board may not grant in excess of 1% of the outstanding shares of Common Stock (calculated as of the beginning of a calendar year) to any recipient under any award or combination of awards granted during a calendar year.


     STOCK OPTIONS. Awards under the Equity Incentive Plan may be in the form of stock options, which entitle the recipient on exercise to purchase shares of Common Stock at a specified exercise price. Stock options granted under the Plan may be either stock options that qualify as incentive stock options ("incentive stock options") under Section 422 of the Internal Revenue Code of 1986 (the "Internal Revenue Code") or stock options that are not intended to meet such requirements ("nonstatutory options"). The exercise price of each option is determined by the Board but may not be less than the par value per share of Common Stock.


     The term of each option will be fixed by the Board. The Board also will determine at what time each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board. The Board may in its discretion provide that upon exercise of an option, instead of receiving shares free from restrictions under the Equity Incentive Plan, the option holder will receive shares of restricted stock or deferred stock awards.


     The exercise price of options granted under the Equity Incentive Plan must be paid in full by check or other instrument acceptable to the Board or, if the Board so determines, by delivery of shares of Common Stock held by the option holder for at least six months (unless the Board expressly approves a shorter period) and that have a fair market value on the exercise date equal to the exercise price of the option, by delivery of a promissory note from the option holder to the Corporation payable on terms acceptable to the Board, by delivery of an unconditional and irrevocable undertaking by a broker to deliver sufficient funds to the Corporation to pay the exercise price, or some combination of these methods.



     Incentive stock options must meet certain additional requirements in order to qualify as incentive stock options under the Internal Revenue Code. Incentive stock options may be granted only to employees of the Corporation and its subsidiaries. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the shares on the date of grant. An incentive stock option may not be granted after the tenth anniversary of the date the Board adopted the Equity Incentive Plan and the latest date on which an incentive stock option may be exercised is ten years from the date of grant. In addition, the Internal Revenue Code limits the value of shares subject to incentive stock options that may become exercisable annually by any option holder in a given year, and imposes a shorter exercise period and a higher minimum exercise price in the case of Stockholders owning more than ten percent of the Corporation's Common Stock.


     RESTRICTED STOCK AND UNRESTRICTED STOCK. The Board may also award shares of Common Stock subject to such conditions and restrictions as it may determine ("restricted stock"). The purchase price of shares of restricted stock shall be determined by the Board, but may not be less than the par value of those shares.


     Generally, if a participant who holds shares of restricted stock fails to satisfy such restrictions or other conditions as may be determined by the Board (such as continuing employment for a given period) prior to the lapse or waiver of the restrictions, the Corporation will have the right to require the forfeiture or repurchase of the shares in exchange for an amount, if any, determined by the Board and specifically set forth in the instrument evidencing the award. The Board may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. Prior to the lapse of restrictions on shares of restricted stock, the recipient will have all rights of a Stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the instrument evidencing the award.


     The Board may also grant shares which are free from any restrictions under the Equity Incentive Plan ("unrestricted stock"). Unrestricted stock may be issued in recognition of past services or in such other circumstances the Board deems to be in the best interests of the Corporation.


     DEFERRED STOCK. The Board may also make deferred stock awards under the Equity Incentive Plan which entitle the recipient to receive shares of Common Stock in the future. Delivery of Common Stock will take place on such date or dates and on such conditions as the Board specifies. The Board may at any time accelerate the date on which delivery of all or any part of the Common Stock will take place or otherwise waive any restrictions on the award.

     PERFORMANCE AWARDS. The Board may also grant performance awards entitling the recipient to receive shares of Common Stock or cash in such combinations as it may determine following the achievement of specified performance goals. Payment of the performance award may be conditioned on achievement of individual or Corporation performance goals over a fixed or determinable period or on such other conditions as the Board shall determine.



     LOANS AND SUPPLEMENTAL GRANTS. The Board may authorize a loan from the Corporation to a participant either on or after the grant of an award to the participant. Loans, including extensions, may be for any term specified by the Board, may be either secured or unsecured, and may be with or without recourse against the participant in the event of a default. Each loan shall be subject to such terms and conditions and shall bear such rate of interest, if any, as the Board shall determine. In connection with any award, the Board may, at the time such award is made or at a later date, provide for and make a cash payment to the participant in an amount equal to (a) the amount of any Federal, state and local income tax on ordinary income for which the participant will be liable with respect to the award, plus (b) an additional amount on a grossed-up basis necessary to make him or her whole after payment of the amount described in clause (a).



  PAYMENT OF PURCHASE PRICE



     Except as otherwise provided in the Equity Incentive Plan, the purchase price of Common Stock or other rights acquired or granted pursuant to the Plan shall be determined by the Board, provided that the purchase price of Common Stock shall not be less than its par value. The Board may determine the method of payment for Common Stock acquired pursuant to the Equity Incentive Plan and may determine that all or any part of the purchase price has been satisfied by past services rendered by the recipient of an award. The Board may, upon the request of a participant, defer the date on which payment under any award will be made.



  CHANGE IN CONTROL PROVISIONS



     Unless otherwise provided in the agreement evidencing an award, if there is a "Change in Control" of the Corporation as defined in the Equity Incentive Plan, any stock options that are not then exercisable and fully vested will become fully exercisable and vested; the restrictions applicable to restricted stock awards will lapse and shares issued pursuant to such awards will be free of restrictions and fully vested; and deferral limitations and conditions that related solely to the passage of time or continued employment or other affiliation will be waived and removed but other conditions will continue to apply unless otherwise provided in the instrument evidencing the awards or by agreement between the participant and the Corporation. Generally, a "Change in Control" occurs if (1) any person becomes the beneficial owner of 25% or more of the outstanding Common Stock of the Corporation, without the prior approval of the Board, (2) during any two-year period the individuals who comprised the Board at the beginning of such period no longer represent a majority of the Board, or (3) the Board determines that any other event constitutes an effective change in control of the Corporation.



  NATURE OF RIGHTS AS STOCKHOLDERS UNDER THE EQUITY INCENTIVE PLAN



     Except as specifically provided by the Equity Incentive Plan, the receipt of an award will not give a participant rights as a Stockholder. The participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the award, upon actual receipt of Common Stock.



  ADJUSTMENTS FOR STOCK DIVIDENDS, ETC.



     The Board will make appropriate adjustments to the maximum number of shares of Common Stock that may be delivered under the Equity Incentive Plan, and to outstanding awards, to reflect stock dividends, stock splits, and similar events. The Board may also make appropriate adjustments to avoid distortions in the operation of the Equity Incentive Plan.



  AMENDMENT AND TERMINATION



     The Equity Incentive Plan shall remain in full force and effect until terminated by the Board. The Board may at any time or times amend the Equity Incentive Plan or any outstanding award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards. No amendment of the Equity Incentive Plan or any outstanding award may adversely affect the rights of a participant as to any previously granted award without his or her consent. Stockholder approval of amendments shall be required only as is necessary to satisfy the then-applicable requirements of Rule 16b-3 (or any successor rule) under the Exchange Act, of stock exchanges or any of Federal tax law or regulation relating to incentive stock options.



  STOCK WITHHOLDING



     In the case of an award under which Common Stock may be delivered, the Board may permit the participant or other appropriate person to elect to have the Corporation hold back from the shares to be delivered, or to deliver to the Corporation, shares of Common Stock having a value sufficient to satisfy any Federal, state and local withholding tax requirements.


FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal current Federal income tax consequences of transactions under the Equity Incentive Plan. It does not describe all Federal tax consequences under the Equity Incentive Plan, nor does it describe state, local or foreign tax consequences.


     INCENTIVE STOCK OPTIONS. No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Corporation for Federal income tax purposes.



     If the shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price thereof, and the Corporation will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Corporation. Special rules may apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.


     If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-statutory stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of an optionee.


     NON-STATUTORY OPTIONS. With respect to non-statutory stock options granted under the Equity Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Corporation receives a tax deduction for the same amount, and at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.



     RESTRICTED STOCK. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who so elects under
Section 83(b) of the Internal Revenue Code within 30 days of the date of issuance of the restricted stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation since the shares became transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued) will be treated as long-term or short-term capital gain or loss. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)). If restricted stock is received in connection with another award under the Equity Incentive Plan (for example, upon exercise of an option), the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for restricted stock.



     DEFERRED STOCK. The recipient of a deferred stock award will generally be subject to tax at ordinary income rates on the fair market value of the stock on the date that the stock is distributed to the participant. The capital gain or loss holding period for such stock will also commence on such date. The Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee. If a right to deferred stock is received under another award (for example, upon exercise of an option), the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for deferred stock.



     PERFORMANCE AWARDS. The recipient of a performance award will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any Common Stock issued under the award, and the Corporation will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Any cash received under a performance award will be included in income at the time of receipt. The fair market value of any Common Stock received will also generally be included in income (and a corresponding deduction will generally be available to the Corporation) at the time of receipt. The capital gain or loss holding period for any Common Stock distributed under a performance award will begin when the recipient recognizes ordinary income in respect of that distribution.



     LOANS AND SUPPLEMENTAL GRANTS. Generally speaking, bona fide loans made under the Equity Incentive Plan will not result in taxable income to the recipient or in a deduction to the Corporation. However, any such loan made at a rate of interest lower than certain rates specified under the Internal Revenue Code may result in an amount (measured, in general, by reference to the difference between the actual rate and the specified rate) being included in the borrower's income and deductible by the Corporation. Forgiveness of all or a portion of a loan will also result in income to the borrower and a deduction for the Corporation. If outright cash grants are given in order to facilitate the payment of award-related taxes, the grants will be includable as ordinary income by the recipient at the time of receipt and will in general be deductible by the Corporation.



NEW PLAN BENEFITS



     As of April 2, 1994, no options have been granted under the Equity Incentive Plan with respect to the proposed increase in shares available for issuance.



- --------------------------------------------------------------------------------



     The affirmative vote of the holders of a majority of the Common Stock present at the Meeting and entitled to vote as of the record date is required to approve the increase in the number of shares available for issuance under the Corporation's Equity Incentive Plan. The Board of Directors considers this proposal to be advisable and in the best interests of the Corporation and its Stockholders and recommends that you vote FOR approval of the proposal. If not otherwise specified, proxies will be voted FOR approval of this proposal.

- --------------------------------------------------------------------------------


                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     The Board of Directors has appointed Arthur Andersen & Co. as independent public accountants for fiscal 1994. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. Arthur Andersen & Co. has acted as independent public accountants for the Corporation since 1960.

                                  OTHER ACTION



     Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the Proxy holders to vote shares represented by the Proxies in the discretion of such Proxy holders.



                             STOCKHOLDER PROPOSALS



     Proposals of Stockholders intended to be presented at the 1995 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the Proxy Statement and form of Proxy relating to that meeting no later than December 15, 1994.



                             SOLICITATION STATEMENT



     The cost of this solicitation of Proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit Proxies personally, by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith. In addition, the Corporation has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at a cost not to exceed $8,000, plus out-of-pocket expenses.



Waltham, Massachusetts


April 15, 1994



     This proxy statement is printed on recycled paper.

THERMO ELECTRON CORPORATION

P         81 WYMAN STREET * POST OFFICE BOX 9046 * WALTHAM, MASSACHUSETTS 02254

R               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

O
     The undersigned hereby appoints George N. Hatsopoulos, John N. Hatsopoulos X and Theo Melas-Kyriazi, and each of the them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to Y represent and to vote, as designated below, all the shares of common stock of Thermo Electron Corporation held of record by the undersigned on March
   28, 1994 at the Annual Meeting of the Stockholders to be held at the Hyatt Regency Hotel, Hilton Head, South Carolina, on Tuesday, May 24, 1994 at 5:30 p.m., and at any postponement or adjournment thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

     The Proxy will be voted as specified, or if no choice is specified, FOR the election of the nominees named, FOR proposals 2 and 3 and as said proxies deem advisable on such other matters as may properly come before the meeting.

                                                                  -----------
                                                                  SEE REVERSE
        (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)          SIDE
                                                                  -----------





/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE


The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
1. Election of Directors                                  2. Approve an amendment
NOMINEES:  John M. Albertine,                                to the Restated Certifi-            FOR     AGAINST     ABSTAIN
           Peter O. Crisp and                                cate of Incorporation to            / /       / /         / /
           Roger D. Wellington                               increase the Corporation's
                                                             authorized voting stock
  FOR / /     WITHHELD / /                                   from 100,000,000 to
  all        from all                                        175,000,000 shares.
 nominees    nominees
For, except vote witheld from the following nominee(s).   3. Approve amendments to the           FOR     AGAINST     ABSTAIN
                                                             Corporation's Equity                / /       / /         / /
                                                             Incentive Plan as described
/ /_________________________________________________         in the Proxy Statement.



                                                                                 MARK HERE
                                                                                 FOR ADDRESS     / /
                                                                                 CHANGE AND
                                                                                 NOTE CHANGE
                                                                                 AT LEFT

(This Proxy should be dated, signed by the shareholder(s) exactly       Signature: _________________________________ Date __________
as his or her name appears hereon, and returned promptly in the         Signature: _________________________________ Date __________
enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)